As filed with the U.S. Securities and Exchange Commission on July 10, 2025.

Registration Statement No. 333-283428

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

Amendment No. 9
to
Form F-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

_____________________________________

YD Bio Limited
(Exact Name of Registrant as Specified in Its Charter)

YD Biopharma Limited*
(Exact Name of Co-Registrant as Specified in Its Charter)

_____________________________________

Cayman Islands	2835	Not Applicable
(Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12F., No. 3, Xingnan St.,
Nangang Dist.,
Taipei City 115001, Taiwan
+(886) 2382-0330
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

_____________________________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________________

Copies to:

Ralph V. De Martino, Esq. Marc E. Rivera, Esq. ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 Telephone: (202) 857.6000 Facsimile: (202) 857.6395	Benjamin Howard, Esq. Derick Pillai, Esq. Woolery & Co. PLLC 200 East 21st Street New York, NY 10010 Telephone: (212) 287.7377
Mathew J. Saur, Esq. Ekpyrosis Advisors PLLC 488 Broadway Southampton, NY 11968 Telephone: (917) 328.4795

_____________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and on completion of the business combination described in the enclosed proxy statement/prospectus.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the Registrant and Co-registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant and Co-registrant hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant and Co-registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, pursuant to said Section 8(a), may determine.

____________

†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

*         For information regarding the Co-Registrant, see “Co-Registrant Table” on the following page.

CO-REGISTRANT TABLE

Exact Name of Co-Registrant as Specified in its Charter(1)(2)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
YD Biopharma Limited	Cayman Islands	2835	Not Applicable

____________

(1)      The Co-Registrant has the following principal executive office:

12F., No. 3, Xingnan St.

Nangang Dist.

Taipei City 115001, Taiwan

(2)      The agent for service for the Co-Registrant is:

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

The Registrant and Co-Registrant are filing this Amendment No. 9 (this “Amendment”) to the Registration Statement on Form F-4 (File No. 333-283428) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules

Exhibit Number	Description
2.1

Merger Agreement and Plan of Reorganization, dated September 24, 2024, by and among Breeze Holdings Acquisition Corp., BH Biopharma Merger Sub Limited, and YD Biopharma Limited (included as Annex A to this proxy statement/prospectus)

2.2	Amendment No. 1 to Merger Agreement and Plan of Reorganization, dated May 30, 2025 (included as Annex A to this proxy statement/prospectus)
3.1

Amended and Restated Certificate of Incorporation of Breeze Holdings Acquisition Corp. (incorporated by reference to Exhibit 3.3 of Breeze’s Registration Statement on Form S-1 filed with the SEC on October 26, 2020)

3.2

Amendment to Amended and Restated Certificate of Incorporation of Breeze Holdings Acquisition Corp., dated September 13, 2022 (incorporated by reference to Exhibit 3.1 of Breeze’s Current Report on Form 8-K filed with the SEC on September 15, 2022)

3.3**	Amended and Restated Memorandum and Articles of Association of Pubco, as currently in effect
3.4	Form of Proposed Second Amended and Restated Memorandum and Articles of Association of Pubco (included as Annex B to this proxy statement/prospectus)
3.5	By-Laws of Breeze Holdings Acquisition Corp. (incorporated by reference to Exhibit 3.4 of Breeze’s Registration Statement on Form S-1 (file no. 333-249677))
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Breeze’s Registration Statement on Form S-1 (file no. 333-249677))
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.2 of Breeze’s Registration Statement on Form S-1 (file no. 333-249677))
4.3

Warrant Agreement, dated November 23, 2020, by and between Breeze Holdings Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of Breeze’s Current Report on Form 8-K, filed with the SEC on November 23, 2020).

4.4

Rights Agreement, dated November 23, 2020, by and between Breeze Holdings Acquisition Corp. and Continental Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 4.2 of Breeze’s Current Report on Form 8-K, filed with the SEC on November 23, 2020).

5.1	Opinion of Ogier
5.2	Opinion of ArentFox Schiff LLP
8.1**	U.S. Tax Opinion of Woolery & Co. PLLC
8.2**	U.S. Tax Opinion of ArentFox Schiff LLP
10.1**	Sponsor Support Agreement, dated September 24, 2024, by and among Breeze Holdings Acquisition Corp., YD Biopharma Limited and the Breeze Initial Stockholders.
10.2**	Company Support Agreement, dated September 24, 2024, by and among Breeze Holdings Acquisition Corp., YD Biopharma Limited and certain YD Biopharma Equity Holders.
10.3**	Lock-Up Agreement, dated September 24, 2024, by and among Breeze Holdings Acquisition Corp., YD Biopharma Limited, the Breeze Initial Stockholders and certain YD Biopharma Equity Holders.
10.4**	Third Amended and Restated Registration Rights Agreement, dated June 23, 2025, by and among Breeze Holdings Acquisition Corp., the Breeze Initial Stockholders and certain YD Biopharma Equity Holders.
10.5

Letter Agreement, dated November 23, 2020, by and among Breeze Holdings Acquisition Corp., Breeze Sponsor, LLC and each of the officers and directors of Breeze Holdings Acquisition Corp. (incorporated by reference to Exhibit 10.1 to Breeze’s Current Report on Form 8-K, filed with the SEC on November 27, 2020).

10.6

Investment Management Trust Agreement, dated November 23, 2020, by and between Breeze Holdings Acquisition Corp. and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.2 to Breeze’s Current Report on Form 8-K, filed with the SEC on November 27, 2020).

10.7

Administrative Services Agreement, dated November 23, 2020, by and between Breeze Holdings Acquisition Corp. and Breeze Sponsor, LLC (incorporated by reference to Exhibit 10.4 to Breeze’s Current Report on Form 8-K, filed with the SEC on November 27, 2020).

Exhibit Number	Description
10.8

Business Combination Marketing Agreement, dated November 23, 2020, by and between Breeze Holdings Acquisition Corp. and the Representative (incorporated by reference to Exhibit 10.5 to Breeze’s Current Report on Form 8-K, filed with the SEC on November 27, 2020).

10.9**

Master Services Agreement, dated January 1, 2024, by and between Alcon Services AG, Taiwan Branch (Switzerland) and Yong Ding Biopharm Co., Ltd. (previously filed as Exhibit 10.16 to Amendment 4 to this Registration Statement).

10.10**	Patent Licensing and Technology Transfer Agreement, dated June 25, 2024, by and between EG BioMed Co., LTD and Yong Ding Biopharm Co., Ltd.
10.11**	Supplemental Agreement, dated September 30, 2024, by and between EG BioMed Co., LTD and Yong Ding Biopharm Co., Ltd.
10.12**	Patent Licensing and Technology Transfer Agreement, dated June 25, 2024, by and between EG BioMed Co., LTD and Yong Ding Biopharm Co., Ltd.
10.13**	Exclusive Licensing Agreement, dated June 19, 2024, by and between 3D Global Biotech Inc. and Yong Ding Biopharm Co, Ltd.
10.14**	Supplemental Agreement, dated June 28, 2024, by and between 3D Global Biotech Inc. and Yong Ding Biopharm Co, Ltd.
10.15**	Main Service Agreement, dated May 31, 2023, by and between Novartis (Taiwan) Co., Ltd. and Yong Ding Biopharm Co., Ltd.
10.16**	Form of PIPE Subscription Agreement
23.1	Consent of Ogier (attached as Exhibit 5.1)
23.2**	Consent of Woolery & Co. PLLC (attached as Exhibit 8.1)
23.3**	Consent of ArentFox Schiff LLP (attached as Exhibit 8.2)
23.4**	Consent of CBIZ CPAs P.C.
23.5**	Consent of Marcum LLP
23.6**	Consent of ARK Pro CPA & Co
24.1**	Power of Attorney (previously included on the signature page)
99.1**	Consent of CIAA
99.2**	Consent of Ethan Shen, Ph.D. to be named as a director nominee
99.3**	Consent of Benjamin Zhang, M.D. to be named as a director nominee
99.4**	Consent of Michaela Griggs to be named as a director nominee
99.5**	Consent of Jan Hall to be named as a director nominee
99.6**	Consent of Joseph Tseng to be named as a director nominee
99.7**	Consent of Albert McLelland to be named as a director nominee
99.8**	Consent of J. Douglas Ramsey, Ph.D. to be named as a director nominee
107	Filing Fee Table

____________

*        To be filed by amendment.

**      Previously filed.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

1.      to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

a.      to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.      to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

c.      to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.      that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.      to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.      to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5.      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.      any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.      any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.      the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.      any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (a) that is filed pursuant to the immediately preceding paragraph, or (b) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 10, 2025.

YD Bio Limited
By:	/s/ J. Douglas Ramsey
Name:	J. Douglas Ramsey
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Position	Date
YD Bio Limited
/s/ J. Douglas Ramsey	Director	July 10, 2025
J. Douglas Ramsey	Chief Executive Officer and Chief Financial Officer (Principal Executive, Financial and Accounting Officer)
/s/ Russell D. Griffin	Director	July 10, 2025
Russell D. Griffin
*	Director	July 10, 2025
Albert McLelland
*	Director	July 10, 2025
Robert Lee Thomas
*By:	J. Douglas Ramsey
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, as amended, the co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 10, 2025.

YD Biopharma Limited
By:	/s/ Ethan Shen
Name:	Ethan Shen
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Position	Date
YD Biopharma Limited
/s/ Ethan Shen	Chief Executive Officer and Chairman	July 10, 2025
Ethan Shen	(Principal Executive Officer)
/s/ Edmund Hen	Chief Financial Officer	July 10, 2025
Edmund Hen	(Principal Financial Officer)
*	Chief Medical Officer and Director	July 10, 2025
Benjamin Zhang
*	Chief Operating Officer	July 10, 2025
May Tsai
*By:	Ethan Shen
Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of America, has signed this Registration Statement in New York, on July 10, 2025.

Authorized U.S. Representative Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.